                                                                      EXHIBIT 11
                     THE UNION CORPORATION AND SUBSIDIARIES

    Determination of Primary and Fully Diluted Income Per Common and Common
                                Equivalent Share
                    (In thousands, except per share amounts)

                                                                    For the Year Ended June 30,
                                                                    ---------------------------
                                          1995                                1994                              1993
                             --------------------------------   ---------------------------------- --------------------------------
                             Number of  Income Net  Per Share   Number of  Income Net   Per Share  Number of  Income Net  Per Share
Primary:                      Shares     of Taxes     Amount     Shares     of Taxes      Amount    Shares     of Taxes    Amount
- --------                     --------- ------------ ---------   ---------  -----------  ---------- ---------  ----------  ---------
Average common shares
 (based on weighted
  average number of shares
   outstanding)               5,558                              6,152                               6,498

Common stock equivalents
 (stock options)                 99                                 82                                 116
                              -----                              -----                               -----

Income from continuing
 operations                   5,657      $ 5,707        $1.01    6,234     $4,479         $.72       6,614        $4,670      $.71
                              =====                              =====                               =====

Discontinued operations
 loss provision
  (net of $2,800 tax
   benefit)                   5,657       (5,200)        (.92)       -          -            -           -             -         -
                              =====                              =====                               =====

Cumulative effect of
 change in
  accounting for income
   taxes                          -            -            -    6,234      1,068          .17           -             -         -
                              =====      -------        -----    =====     ------        -----       =====        ------      ----

Net income                    5,657      $   507        $ .09    6,234     $5,547         $.89       6,614        $4,670      $.71
                              =====      =======        =====    =====     ======        =====       =====        ======      ====


Fully Diluted:
- --------------

Average common shares
 (based on weighted
  average number of shares
   outstanding)               5,558                              6,152                               6,498

Common stock equivalents
 (stock options)                168                                 82                                 116
                              -----                              -----                               -----

Income from continuing
 operations                   5,726      $ 5,707        $1.00    6,234     $4,479         $.72       6,614        $4,670      $.71
                              =====                              =====                               =====

Discontinued operations
 loss provision
  (net of $2,800 tax
   benefit)                   5,726       (5,200)        (.91)       -          -            -           -             -         -
                              =====                              =====                               =====

Cumulative effect of
 change in
  accounting for income
   taxes                          -            -            -    6,234      1,068          .17           -             -         -
                              =====      -------        -----    =====     ------        -----       =====        ------      ----

Net income                    5,726      $   507        $ .09    6,234     $5,547         $.89       6,614        $4,670      $.71
                              =====      =======        =====    =====     ======        =====       =====        ======      ====
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